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                                                                       EXHIBIT 2

                          REGISTRATION RIGHTS AGREEMENT


                                  June 26, 1996


Gentlemen:

         This will confirm that in consideration of your agreement on June 26, 1996, to compromise the debt owed to each of you by Sam & Libby, Inc., a California corporation (the "Company") in connection with which Braha (as defined below) subscribed for and was issued One Million Three Hundred Thirty-Nine Thousand Two Hundred Sixty (1,339,260) shares, and Lane (as defined below) subscribed for and was issued One Million Three Hundred Fifty-Eight Thousand Six Hundred Eight (1,358,608) shares, of the Company's Common Stock, $0.001 par value (the "Shares"), all under the circumstances as set forth in the Composition and Conversion Agreement dated June 26, 1996 by and among Braha
Industries, Inc. ("Braha"), Lane International Trading, Inc. ("Lane"), La Lano International Trading, Inc. ("La Lano") and the Company (the "Conversion Agreement"), and as an inducement to each of you to consummate the transactions contemplated by the Conversion Agreement and the other agreements referred to therein, the Company covenants and agrees with each of you as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission"   shall   mean  the   Securities   and   Exchange
         Commission, or any other federal agency at the time administering the Securities Act.

                  "Common Stock" shall mean the Common Stock, $0.001 par value, of the Company, as constituted as of the date of this Agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rule and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "holder" or "holders" shall mean Braha and/or Lane, as the case may be; this Agreement and/or the registration rights granted hereunder being non- assignable by either of such entities, except to a person or entity which (i) acquires all of the Restricted Stock of the assignor, (ii) directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such assignor, or (iii) is a purchaser of all or substantially all of the assets of such assignor by merger, sale of assets, stock sale or otherwise.

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                  "Restricted Stock" shall mean the Shares of Common Stock, then held beneficially and of record by Braha and/or Lane, excluding any such Shares of Common Stock which have been (a) registered under the Securities Act pursuant to an effective registration statement filed
         thereunder  and  disposed  of  in  accordance  with  the   registration
         statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         2. Required Registration.

                  (a) At any time after ninety (90) days following the date of this Agreement, the holders of Restricted Stock constituting at least fifty-one percent (51%) of the total shares of Restricted Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the shares of Restricted Stock for which registration has been requested shall constitute at least thirty percent (30%) of the total shares of Restricted Stock then outstanding if such holder or holders shall request the registration of less than all shares of Restricted Stock then held by such holder or holders. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within one hundred eighty (180) days after the effective date of a registration statement filed by the Company (other than a registration statement on Form S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public). In furtherance hereof, the Company undertakes and agrees that for a period of One Hundred Fifty (150) days following the date of this Agreement, unless it has obtained the prior written consent of all holders, that it will not file a registration statement under the Securities Act for sale of any of its securities to the public, except with respect to registration statements on Form S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public and, in the event of any such registration statement being filed (except with the consent of all holders) during such period, the 180-day period referred to above shall not be applicable.

                  (b) Following receipt of any notice under this Section 2, the Company shall immediately notify all holders of Restricted Stock from whom notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within thirty (30) days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the Shares of

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Restricted  Stock  to be  sold in  such  offering  may  designate  the  managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Restricted Stock pursuant to this Section 2 on one (1) occasion only; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all of the Shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective.

         3. Incidental Registration. If the Company at any time (other than pursuant to Section 2 or Section 4) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within thirty (30) days after the giving of such notice by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that in no event may less than ten percent (10%) of the total number of shares of Common Stock to be included in such underwriting be made available for Shares of Restricted Stock. Notwithstanding the foregoing provisions, the Company may withdraw or postpone any registration statement referred to in this Section 3 without thereby incurring any liability to the holders of Restricted Stock.

         4. Registration on Form S-3. If at any time after ninety (90) days from the date hereof (i) a holder or holders of Restricted Stock constituting at least fifty percent (50%) of the total Shares of Restricted Stock then outstanding request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto,

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for public sale in accordance  with the method of disposition  specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 4 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 2(b) shall apply to such registration; provided, however, that there shall be no more than two (2) registrations on Form S-3 effected under this Section 4.

         5. Registration Procedures. If and whenever the Company is required by the provisions of Sections 2, 3 or 4 to use its best efforts to effect the registration of any Shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

                  (a) prepare and use its best efforts to file with the Commission, within forty-five (45) days of the completion of the notification process under Section 2 above, a registration statement (which in the case of an underwritten public offering pursuant to Section 2, shall be on Form S-1, Form SB-2 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                  (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

                  (d) use its best efforts to register or quality the Restricted Stock covered by such registration statement under the securities or "Blue Sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to list the Restricted Stock covered by such

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registration statement with any securities exchange or quotation system on which the Common Stock of the Company is then listed;


                  (f) immediately notify each Seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (g) if the offering is underwritten, at the request of any seller of Restricted Stock use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the seller, in form and substance identical to the letter delivered by such counsel to the underwriters and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to such seller, in form and substance identical to the letter delivered by such independent public accountants to the underwriters; and

                  (h) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  For purposes of Sections 5(a) and 5(b), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby or one hundred eighty (180) days after the effective date thereof.

                  In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

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                  In connection with each registration pursuant to Sections 2, 3 or 4 covering an underwritten public offering, the Company and each seller agree to enter into any written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

         6. Expenses. All expenses incurred by the Company in complying with Sections 2, 3 and 4, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "Blue Sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts, selling commission applicable to the sale of Restricted Stock and fees and disbursements of one special counsel for the sellers of Restricted Stock are called "Selling Expenses".

                  The Company will pay all Registration Expenses in connection with the one (1) registration statement provided for under Section 2, each registration statement under Section 3 and the first registration effected by the Company pursuant to Section 4. All Selling Expenses in connection with each registration statement under Sections 2, 3 or 4 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

         7. Indemnification and Contribution.

                  (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2, 3 or 4, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 2, 3 or 4 any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses

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reasonably  incurred by them in connection with  investigating  or defending any such loss, claim, damage, liability or motion; provided, however, that the Company will not be liable in any case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

                  (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2, 3 or 4, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and; provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

         8. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization,

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or by any other means,  appropriate  adjustment  shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

         9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, the Company agrees at all times to:

                  (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

         10. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

                  (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         11. Miscellaneous.

                  (a) All covenants and agreements contained in this Agreement by or

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on behalf of any of the  parties  hereto  shall bind and inure to the benefit of the parties signatory hereto, but no rights contained in this Agreement shall inure to the benefit of the respective successors, heirs and assigns of Braha and/or Lane (including, transferees of any Restricted Stock) whether so expressed or not, except for the permitted assignee of Braha and/or Lane, as defined in Section 1 hereof under the definition of "holder" or "holders".

                  (b) All notices, requests, demands, exercises and other communication provided for herein shall be in writing and sent by express, certified or registered mail, postage prepaid, return receipt requested, or by Federal Express for next business day delivery (signature not waived) if domestic United States and, if international, solely by Federal Express or Airborne Express for the fastest possible delivery time available through such carrier to the applicable party at the addresses indicated below:

                  If to the Company:

                  Sam & Libby, Inc.
                  58 West 40th Street
                  New York, NY  10018
                  Attn:  Mr. Samuel L. Edelman

                           With a copy to each of:

                           Kaufmann, Feiner, Yamin, Gildin & Robbins LLP 777 Third Avenue
                           New York, NY  10017
                           Attn:  Michael G. Yamin, Esq.

                                     - and -

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA  94304
                           Attn:  Steven L. Berson, Esq.

                  If to Braha:

                  Braha Industries, Inc.
                  1 East 33rd Street
                  New York, NY  10016
                  Attn:  Mr. David Braha

                           With a copy to:

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                           Todtman, Young, Tunick, Nachamie,
                             Hendler & Spizz, P.C.
                           425 Park Avenue
                           New York, NY  10022
                           Attn: Stanley B. Hendler, Esq.


                  If to Lane:

                  Lane International Trading, Inc.
                  31284 San Antonio Street, Suite 7
                  Hayward, CA  94544
                  Attn:  Mr. Lane Shay

                           With a copy to:

                           Howard, Rice, Nemerovski, Canady, Falk & Rabkin Three Embarcadero Center
                           7th Floor
                           San Francisco, CA  94111
                           Attn:  Janet A. Nexon, Esq.

         If to any subsequent holder of Restricted Stock, to such holder at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

All notices sent by Express Mail, Federal Express or Airborne Express will be deemed given on the earlier of the date indicated as received on the return receipt or on the signature log of Federal Express or Airborne Express, as the case may be, or the first date of attempted delivery on a business day by such carrier as indicated in their official records. All domestic notices sent by certified or registered mail will be deemed given on the earlier of the date indicated as received on the return receipt card or five (5) business days after the mailing thereof as indicated by a United States Postal Service Stamp on the official mailing receipt. For purposes of this Section, the term "business day" excludes Saturday, Sunday, national holidays and state holidays in the country and state of the noticed party.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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                  (d) This  Agreement  may not be  amended or  modified,  and no provision thereof may be waived, without the written consent of the Company and the holders of at least fifty-one percent (51%) of the outstanding shares of Restricted Stock affected by such amendment, modification or waiver.

                  (e)  This   Agreement   may  be   executed   in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (f) The obligations of the Company to register shares of Restricted Stock under Sections 2, 3 or 4 shall terminate on the third anniversary of the date of the date of the Conversion Agreement.

                  (g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         Upon your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, this Agreement shall be a binding agreement between the Company and each of you.

                                           Very truly yours,

                                           SAM & LIBBY, INC.


                                           By:   /s/  Kenneth M. Sitomer
                                               -------------------------------

                                           Title: Chief Financial Officer and
                                                  ----------------------------
                                                  Financial Officer
                                                  -----------------

AGREED TO AND ACCEPTED as of
the date first above written:

BRAHA INDUSTRIES, INC.


By:   /s/ Ralph Braha
    -----------------------------------

Title: President
       ---------------------------------

LANE INTERNATIONAL TRADING, INC.


By:   /s/ Lane Shay
    -----------------------------------

Title: President
       --------------------------------